Consulting Agreement

THIS CONSULTING AGREEMENT (the "Agreement") effective as of the 1st day of June, 2007

BETWEEN

HEMIS CORPORATION
Bettlistrasse 35
8600 Dübendorf
Switzerland

(the "Company")

AND

WILLIAM SNODDY
3311 Hollygrape Ct.
Helena, MT 59602

(the "Consultant")

WHEREAS:

A. The Company requires a geologist consultant for the exploration of its projects, and the services of a qualified geologist that will undertake to promote and manage certain exploration activities to be carried out by the Company, which position requires a comprehensive knowledge and background in precious metals exploration, and knowledge of doing business in Mexico; and

B. The Consultant is experienced in the field of exploration geology including geologic, geochemical and geophysical methods, business practices, and applicable laws regulating the exploration and mining business;

NOW, THEREFORE, in consideration of these mutual premises the parties hereby agree as follows:

1.0 Engagement and Terms

1.1 The Company hereby engages the Consultant to provide the services set forth in Section 2.1 below (the "Services"), and the Consultant accepts this engagement and agrees to provide the Services.

2.0 Scope of Services

2.1 The Consultant shall provide the following Services to the Company:

(a) the identification and evaluation of exploration targets, including geological services required to acquire, advance and develop mineral exploration properties, such services include, but not necessarily be

restricted to, exploration services on properties acquired or which may be acquired, including land management, geological, geochemical and geophysical services, drafting services and report writing;

(b) business negotiation and related advice to the Company where appropriate;

(c) regular reports (at least monthly in writing) to the Company and its representatives (its Board of Directors) on the progress of the activities undertaken by the Consultant; and

(d) all other work requested or required by the Company with respect to its mineral exploration activities.

The parties also agree that the Consultant may, at times, with the prior written consent of the Company, engage sub-contractors, to provide certain specific exploration services.

2.2 From time to time, the Company may issue letters of authorization to the Consultant that specify more precisely the Services to be performed, the place of performance, the dates of performance, and the maximum number of days of Service to be performed.

2.3 In carrying out the Services, the Consultant will:

(a) render and perform the Services to the best of its skill and ability in accordance with the best professional practices;

(b) exercise only such powers and perform such duties in relation to the business of the Company as may from time to time be vested in or assigned to it in writing by the Company and comply with all reasonable directions from time to time given to it by the Company in connection with the provision of the Services; and

(c) not commit the Company to any legally binding agreement with any outside party, pledge the credit of the Company or hold itself out as being able to commit the Company, or hold itself out as an agent, employee or officer of the Company.

3.0 Payment for Services

3.1 The Company shall pay the Consultant a fee of $10,000.00 per month commencing June 1, 2007.

3.2 In addition to the above compensation, the Company, at its discretion, may award an annual stock bonus to the Consultant, based on performance and as per industry standards, which bonus may not be given at all in any year. The

payment of a bonus in any year shall not be considered a precedent for any later year and the payment shall not fetter the Company's absolute discretion in future years to pay or not to pay a bonus.

4.0 Company's Property

4.1 The Consultant acknowledges that all items of any and every nature or kind created or used by the Consultant pursuant to this Agreement, or furnished by the Company to the Consultant, and all equipment, automobiles, credit cards, books, records, reports, files, diskettes, manuals, literature, confidential information or other materials, shall remain and be considered the exclusive property of the Company at all times and shall be surrendered to the Company, in good condition, promptly at the request of the Company, or in the absence of a request, on the termination of this Agreement. The Consultant hereby assigns any and all copyright to the Company on all literary and other artistic works created for the benefit of the Company towards which the Consultant contributes, and the Consultant waives any and all moral rights that may be associated with such works.

5.0 Termination

5.1 Each of the parties reserves the right to terminate this Agreement at any time if:

(a) the Consultant is not able to complete the required Services to the Company's satisfaction;

(b) either party commits a persistent breach of this Agreement;

(c) either party is guilty of conduct tending to bring it into disrepute; or

(d) either party commits an act of bankruptcy.

5.2 Either party may terminate this Agreement at any time for any reason whatsoever upon giving the other party at least 14 days prior notice in writing. In any such event, the Consultant shall prepare and submit its full invoice in writing up to the date of termination, representing the unpaid amounts payable under this Agreement.

5.3 Provisions of this Agreement respecting liability, indemnification, settlement of accounts, confidentiality and all obligations which have accrued hereunder prior to the date of termination of this Agreement shall remain enforceable thereafter.

6.0 Independent Contractor

6.1 In providing Services pursuant to this Agreement, the Consultant will act as an independent contractor at all times.

6.2 Nothing in this Agreement shall create or constitute a partnership between the parties or an employer/employee relationship. Furthermore, no employee or agent of the Consultant shall be treated or considered as an employee or agent of the Company. The Consultant shall have no power to bind or commit the Company to any obligation with respect to a third party.

7.0 Insurance

7.1 The Consultant shall maintain vehicle insurance on any vehicle he drives while conducting business on behalf of the Company. The insurance shall have a minimum limit of $1,000,000 for personal injury and $100,000 for property damage.

8.0 Indemnity

8.1 The Consultant shall defend, indemnify, and hold the Company harmless, together with its affiliated and subsidiary companies and their officers, directors and employees, from any and all claims, demands, and liabilities arising from the Consultant's work on the Company's behalf (except for liabilities created by the Company's gross negligence or willful misconduct) or by reason of any breach of any provision of this Agreement by the Consultant or by reason of any injury, loss, damage or death to person or property because of any act, neglect or default by the Consultant.

9.0 Compliance with Laws and Regulations

9.1 In performing the Services under this Agreement, the Consultant shall comply with all requirements of any applicable laws and regulations. The Consultant represents that it shall have all licenses or other authorization required to enable it to perform the Services hereunder in the jurisdictions where the Services are to be performed.

10.0 Non-Disclosure, Confidentiality and Ownership of Work Product

10.1 All reports, publications, exhibits, films, data, conclusions, computer generated media and other work product furnished by the Company to the Consultant or obtained or developed by the Consultant under this Agreement, and all information regarding the Company's business plans, operations, properties, practices, methods, inventions, and discoveries and regarding any properties or mining opportunities that were reviewed by the Company at any time, shall be and remain the property of the Company and the same shall be kept confidential by the Consultant, which shall not disclose the same to any third person directly or indirectly except upon the prior written consent of the Company. Upon termination of this Agreement or upon the prior request of the Company, the Consultant shall deliver such work product and information and all working copes and documentation to the Company.

13.0 Interpretation

(a) unless the context otherwise requires, words in the singular include the plural and vice versa, and a reference to a person includes a reference to a body corporate and to an unincorporated body of persons;

(b) a reference to a statute or statutory provisions includes a reference to that statute or provision as from time to time modified or enacted;

(c) the headings are provided for ease of reference only and shall be ignored in constituting this Agreement;

(d) a reference to a month means a calendar month; and

(e) all references to dollars means United States (US$) dollars.

14.0 Force Majeure

Notwithstanding anything in this Agreement, expressed or implied, any obligations of a party hereto shall be suspended for so long as such party is prevented from discharging the same, in whole or in part, by reason of any law, order or regulation or by reason of any occurrence, matter or state of affairs beyond the control of the party affected; except that, in no case shall lack of funds constitute an occurrence, matter or state of affairs beyond the control of such party.

15.0 Assignment

Neither this Agreement nor any payments due to the Consultant hereunder shall be assigned, nor shall any Services provided for herein be subcontracted by the Consultant, without first obtaining the written consent of the Company.

16.0 Amendment

This Agreement may only be amended in writing signed by each party hereto.

17.0 Binding Effect

This Agreement shall enure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns.

18.0 Severability

If any portion of this Agreement is invalid, illegal, or contrary to law, that portion shall be stricken herefrom, and the remainder of this Agreement shall be unaffected thereby.

19.0 Countersignatures

This Agreement may be signed in counterparts, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original), and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution, shall be deemed to bear the date as set forth above.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

COMPANY:

HEMIS CORPORATION

Per: ______________________
Dr. Norman Meier, President

CONSULTANT:

____
William Snoddy